Exhibit 99.2

New River Provides Clinical Test Results on NRP290 and Receives $50 Million Payment from Shire

RADFORD, Va., February 7, 2006 -- Presenting today at the Merrill Lynch Global Pharmaceutical, Biotechnology and Medical Device Conference, RJ Kirk, president and CEO of New River Pharmaceuticals Inc. (Nasdaq: NRPH), and Krish Krishnan, CFO and COO, presented data at the conference from a Phase I/II study on NRP290, New River’s second compound under development, and announced that the company had received a $50 million milestone payment from Shire plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ), pursuant to a collaboration agreement between the companies.

NRP290 is a hydrocodone derivative under investigation for the treatment of pain (moderate to moderately severe). The study compared the bioavailability of two investigational formulations of NRP290 solution (1 x 12mg and 1 x 24mg) relative to Vicodin® (1 x 5/500mg and 2 x 5/500mg) tablet in fasted state healthy adult volunteers.

In the first comparison, that of NRP290 (1 x 12mg) to Vicodin (1 x 5/500mg), the 90% confidence intervals for peak and overall exposure parameters of hydrocodone based on ln(Cmax), ln(AUClast) and ln(AUCinf) were within 80% to 125%.

In the second comparison, that of NRP290 (1 x 24mg) to Vicodin (2 x 5/500mg), the 90% confidence intervals for peak of hydrocodone based on ln(Cmax) was within 80% to 125%. The upper limit of 90% confidence intervals for overall exposure parameters of hydrocodone based on ln(AUClast) and ln(AUCinf) were slightly higher (128.51% and 134.67%).

No intact NRP290 conjugates were observed in circulation in either dose.

Management also announced that the company had received a $50 million milestone payment from Shire plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ), pursuant to a collaboration agreement between the companies for the development and commercialization of NRP104.

On January 26, 2006, the U.S. Food and Drug Administration accepted for review New River’s new drug application for NRP104, an investigational compound for the treatment of Attention Deficit Hyperactivity Disorder (ADHD) in pediatric populations (ages 6 - 12). That event triggered the milestone payment under the collaboration agreement.

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the Company's Web site at http://www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on April 1, 2005; the progress or likelihood of success of our product research and development programs; the status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, and incidence of adverse events; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; our ability to develop safer and improved versions of widely-prescribed drugs using our Carrierwave ™ technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on April 1, 2005, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com

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